Exhibit 99.1

Media Contact:
pr@overstock.com

Investor Contact:
ir@overstock.com

Overstock.com to Distribute Freely Tradable Series A-1 Preferred Shares in Upcoming Dividend
Revised Record Date to be Announced in Approximately Three to Six Weeks; Intend to Register Dividend

SALT LAKE CITY - Sept. 18, 2019 - Overstock.com, Inc. (NASDAQ:OSTK) announced on July 30, 2019 that its Board of Directors had declared a dividend (the “Dividend”) payable in shares of its Digital Voting Series A-1 Preferred Stock (OSTKO). “We have received a great deal of interest surrounding our Series A-1 dividend from shareholders, broker-dealers, regulators, and the general market. It is innovative and ground-breaking in its design - one that is structured to comply strictly with existing regulatory standards and investor protections. It also introduces blockchain technology to enhance the investor experience. It is an important step on the journey to demonstrate that blockchain technology has enormous potential to transform society for the better,” said interim CEO Jonathan Johnson.

In view of the feedback we received from industry participants, investors, and regulators with respect to the Series A-1 stock dividend, and in order to provide greater liquidity, we are working with the appropriate regulatory authorities to structure the issuance of the dividend shares so they would be freely tradable by non-affiliates immediately upon distribution. We believe this will be a major benefit to investors. Thus, we will seek to register the shares with the appropriate regulatory authorities. We expect the result will be that, immediately upon distribution, such dividend shares will be freely tradable without the six-month holding period requirement under Rule 144. We are already working closely with regulators to register the shares and achieve that result.

In light of this, we are postponing the previously-announced September 23, 2019 record date. We expect to announce a new record date for the dividend shares in as soon as approximately three to six weeks, as we work to conclude the registration process. Once we announce the new record date, we will also announce a new distribution date, which may be sooner or later than the previously announced November 15, 2019 distribution date.

More Information
For any additional questions on account setup on Dinosaur Financial Group's security token trading website, http://dino.tzero.com, please email the Dinosaur Financial team directly at securitytokensupport@dinogroup.com. For questions regarding the PRO Securities ATS, contact Alex Vlastakis avlastakis@prosecats.com. For any other questions about the dividend, please contact our information agent, Georgeson, at (866) 203-93571290; Avenue of the Americas, 9th Floor, New York, NY 10104.

Investor Notice
Investors should note that trading the Series A-1 shares could involve substantial risks, including no guarantee of returns, costs associated with selling and purchasing, no assurance of liquidity which could impact the price and ability to sell, and possible loss of principal invested.

Investors can only trade the Series A-1 shares on the PRO Securities ATS through an account established with an ATS-subscribing broker-dealer, such as Dinosaur, with clearing and carrying of Series A-1 positions provided by ETC, a registered broker-dealer, and with Computershare as transfer agent.

No Offer, Solicitation, Investment Advice or Recommendations
This release is for informational purposes only and does not constitute an offer to sell, a solicitation to buy, or a recommendation for any security, nor does it constitute an offer to provide investment advisory or other services by Overstock or any of its affiliates, subsidiaries, officers, directors or employees. No reference to any specific security constitutes a recommendation to buy, sell or hold that security or any other security. Nothing in this release shall be considered a solicitation or offer to buy or sell any security, future, option or other financial instrument or to offer or provide any investment advice or service to any person in any jurisdiction. Nothing contained in this release constitutes investment advice or offers any opinion with respect to the suitability of any security, and the views expressed in this release should not be taken as advice to buy, sell or hold any security. In preparing the information contained in this release, we have not taken into account the investment needs, objectives and financial circumstances of any particular investor. This information has no regard to the specific investment objectives, financial situation and particular needs of any specific recipient of this information and investments discussed may not be suitable for all investors. Any views expressed in this release by us were prepared based upon the information available to us at the time such views were written. Changed or additional information could cause such views to change. All information is subject to possible correction. Information may quickly become unreliable for various reasons, including changes in market conditions or economic circumstances.

About Overstock.com

Overstock.com, Inc Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures’ tZERO platform:OSTKO) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary developing and accelerating blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.
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O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to our expectations surrounding the Series A-1 dividend, its registration, the record and payment date, and any time estimates for such events. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Form 10-Q for the quarter ended June 30, 2019, which was filed with the SEC on August 8, 2019, and any subsequent filings with the SEC.

About tZERO

tZERO Group, Inc. (“tZERO“) is an indirectly-held majority-owned subsidiary of Overstock.com, focusing on the development and commercialization of financial technology (FinTech) based on cryptographically-secured, decentralized ledgers - more commonly known as blockchain technologies. Since its inception, tZERO has pioneered the effort to bring greater efficiency and transparency to capital markets through the integration of blockchain technology. For more information on tZERO, please visit: https://www.tzero.com/.

tZERO is not a registered broker-dealer, funding portal, underwriter, investment bank, investment adviser or investment manager, and is not providing brokerage, investment banking or underwriting services, recommendations or investment advice to any person, and does not provide any brokerage services. tZERO takes no part in the negotiation or execution of secondary market transactions for the purchase or sale of securities and at no time has possession of investor funds or securities in connection with such transactions.

About PRO Securities, LLC

PRO Securities, LLC is an indirectly-held majority-owned subsidiary of Overstock.com, broker-dealer registered with the SEC and a member of FINRA and SIPC. More information about PRO Securities may be found at www.finra.org.

About Dinosaur Financial Group, LLC

Dinosaur Financial Group, LLC (“Dinosaur”) is a broker-dealer registered with the SEC and a member of FINRA, SIPC, MSRB and NFA. Dinosaur is a full service, independent financial services firm headquartered in New York, New York with an office in Miami, Florida. It offers investment banking and sales and trading services across equity and debt products for its clients. Its affiliated entities offer global access through offices in London, United Kingdom, Milan, Italy and Madrid, Spain. Dinosaur is not affiliated with Overstock.com.

SOURCE: Overstock.com, Inc.